Exhibit 99.1

MarketWatch.com, Inc.

825 Battery Street

San Francisco, California 94111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDS OF DIRECTORS OF

MARKETWATCH.COM, INC. AND NMP, INC.

The undersigned hereby appoints Lawrence S. Kramer, Joan P. Platt and Douglas S. Appleton as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.01 par value, of MarketWatch.com, Inc. held of record by the undersigned on             ,      2003, at the Special Meeting of MarketWatch Stockholders to be held at 825 Battery Street, San Francisco, California,             , local time, on             ,      2003, and at any continuations or adjournments thereof.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement-Prospectus with respect thereto and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

This proxy, when properly executed and returned in a timely manner, will be voted at the MarketWatch Special Meeting and any continuations or adjournments thereof in the manner directed herein. If no contrary indication is made, the proxy will be voted FOR the proposals below and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the MarketWatch Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE

☒  Please mark votes as in this example.

The board of directors of MarketWatch.com, Inc. unanimously recommends that you vote FOR the following merger proposal, and the board of directors of NMP, Inc. unanimously recommends that you vote FOR the following equity plan proposals.

This solicitation of proxy by the board of directors of MarketWatch.com, Inc. with respect to the merger proposal is in connection with your status as a holder of MarketWatch.com, Inc. common stock as of the record date. This solicitation of proxy by the board of directors of NMP, Inc. with respect to the equity plan proposals is in connection with your status as a future stockholder of NMP, Inc. after the completion of the merger of MarketWatch.com, Inc. and Pinnacor Inc. The effectiveness of the 2003 Stock Incentive Plan and 2003 Employee Stock Purchase Plan for NMP, Inc. is contingent upon the requisite stockholder approval and the completion of the merger.

1. Proposal to adopt and approve a merger agreement for the merger of MarketWatch.com, Inc. and Pinnacor, Inc. whereby each of MarketWatch and Pinnacor will become a wholly owned subsidiary of a new holding company, NMP, Inc. and each share of MarketWatch common stock will be converted into one share of the common stock of NMP, Inc. The adoption of the merger agreement will also constitute approval of the transactions contemplated by the merger agreement.

☐  FOR

☐  AGAINST

☐  ABSTAIN

2. Proposal to adopt the 2003 Stock Incentive Plan for NMP, Inc.

☐  FOR

☐  AGAINST

☐  ABSTAIN

3. Proposal to adopt the 2003 Employee Stock Purchase Plan for NMP, Inc.

☐  FOR

☐  AGAINST

☐  ABSTAIN

(Reverse Side)

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the MarketWatch Special Meeting or any continuations or adjournment thereof.

This proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:	Date: , 2003

Signature:	Date: , 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE

THIS PROXY CARD AND RETURN IT PRIOR TO THE MARKETWATCH SPECIAL MEETING IN

THE ENCLOSED ENVELOPE.